Exhibit 99.1

Contact Information:

Asian Financial Inc.	CCG Investor Relations
Fiona Feng, Assistant to CEO	Crocker Coulson, President
Tel: +86-10-6021 2222	Tel: +1-646-213-1915
Email: fionaicey@vip.sina.com	Email: crocker.coulson@ccgir.com

Linda Salo, Financial Writer
Phone: +1-646-922-0894
E-mail: linda.salo@ccgir.com

www.ccgirasia.com

Asian Financial Announces Results for Third Quarter Fiscal 2009

BEIJING, May 15, 2009 -- Asian Financial, Inc. (“Asian Financial”, or the “Company”), a leading offset printing equipment supplier in China, through its wholly owned operating subsidiary, Duoyuan Digital Press Technology Industries (China) Co., Ltd. (“Duoyuan”), today announced its financial results for the three and nine months ended March 31, 2009.

Third Quarter Fiscal 2009 Highlights

•	Revenue was $17.4 million, an increase of 8.7% from $16.0 million for the same period last year
•	Gross profit was $9.1 million, an increase of 10.6% from $8.2 million for the same period last year
•	Gross profit margin was 52.0%, compared to 51.1% for the same period last year
•	Operating income was $6.2 million, an increase of 18.2% from $5.3 million for the same period last year
•	Net income was $4.9 million, an increase of 6.1% from $5.2 million for the same period last year
•	Introduced one new press product into the market

Nine Months Ended March 31, 2009 Highlights

•	Revenue was $80.4 million, an increase of 25.5% from $64.1 million for the same period last year
•	Gross profit was $43.1 million, an increase of 31.2% from $32.8 million for the same period last year
•	Gross profit margin was 53.6%, compared to 51.3% for the same period last year
•	Operating income was $31.3 million, an increase of 36.2% from $23.0 million for the same period last year
•	Net income was $26.0 million, an increase of 27.6% from $20.4 million for the same period last year

“During the third quarter of fiscal year 2009, we successfully increased our gross and operating margins because of increased sales of our pre-press equipment and multicolor presses,” said Mr. Wenhua Guo, Chairman and Chief Executive Officer of Asian Financial. “Our revenue increased modestly due to seasonality and the impact from the slowdown of China’s economy caused in part by the recent challenging global financial conditions.  Revenue from our multicolor presses contributed to 82% of total revenue compared to 81% for the three months ended March 31, 2008.  Revenue from our pre-press equipment contributed to 5.3% of total revenue compared to 3.7% for the three months ended March 31, 2008.  For the quarter, revenue from our multicolor small format presses increased 14% compared to the same period last year as we obtained new customers and increased sales to existing customers.”

Third Quarter Fiscal 2009 Results

For the three months ended March 31, 2009, revenue was $17.4 million, a 8.7% increase from $16.0 million for the same period last year. The increase in revenue was mainly attributable to the increase in sales of our pre-press equipment, namely the CTP system, and multicolor (small and large format) presses. Sales of the CTP system for the three months ended March 31, 2009 were $0.9 million, an increase of 54.9%, from $0.6 million for the same period last year.  Sales of multicolor large format presses for the three months ended March 31, 2009 were $8.2 million, an increase of 6.0%, from $7.7 million for the same period last year and the sales of multicolor small format presses were $6.0 million for the three months ended March 31, 2009, an increase of 14.1% from $5.3 million for the same period last year.

For the three months ended March 31, 2009, gross profit was $9.1 million, an increase of 10.6% from $8.2 million for the same period last year. Gross profit margin was 52.0%, compared to 51.1% for the same period last year. The increase in gross profit margin was mainly due to the growth in the sales of pre-press equipment and multicolor (small and large format) presses. Pre-press equipment and multicolor (small and large format) presses have higher gross profit margins than single color (small and large format) presses.

For the three months ended March 31, 2009, selling expenses were $1.5 million, an increase of 4.6% from $1.4 million for the same period last year. General and administrative expenses were $1.1 million, a decrease of 17.0% from $1.3 million for the same period last year. As a percentage of revenue, general and administrative expenses were 6.1%, a decrease of 1.8% from 7.9% for the same period last year.  Research and development expenses were $0.3 million, an increase of 27.3% from $0.2 million for the same period last year.  This increase was primarily due to the development of prototypes for a number of new products, specifically one new single color large format press, one new multicolor small format press and one new large format multicolor press. The Company introduced a new model of multicolor large format press into the market in February 2009.

Income from operations for the three months ended March 31, 2009 was $6.2 million, an increase of 18.2% from $5.3 million for the same period last year. Other expenses decreased 48.3% to $0.1 million from $0.2 million for the same period last year.

Income taxes for the three months ended March 31, 2009 were $1.2 million, a 43.7% increase from $0.8 million for the same period last year. The Company’s effective tax rate increased to 19.4% from 13.6% for the same period last year because of a tax rate increase pursuant to prevailing Chinese tax law as of January 1, 2009.

Net income for the three months ended March 31, 2009 was $4.9 million compared to $5.2 million for the same period last year.  In November 2007, the Company reached a settlement with investors who agreed to waive all penalties due in exchange for warrants or cash payments. The Company settled the liquidated damages in the third quarter of the year ended June 30, 2008. Upon settlement, the Company reversed the accrual and recognized a net liquidated damages gain of $0.9 million for the three months ended March 31, 2008.  The Company had no such gain during the three months ended March 31, 2009.

Nine Months Ended March 31, 2009 Results

For the nine months ended March 31, 2009, revenue was $80.4 million, a 25.5% increase from $64.1 million for the same period last year. Gross profit was $43.1 million, an increase of 31.2% from $32.8 million for the same period last year. Gross profit margin for the nine months ended March 31, 2009 was 53.6% compared to 51.3% for the same period last year. Income from operations for the nine months ended March 31, 2009 was $31.3 million, an increase of 36.2% from $23.0 million for the same period last year. Net income for the nine months ended March 31, 2009 was $26.0 million, a 27.6% increase from $20.4 million for the same period last year.

Net income for the nine months ended March 31, 2009 included expenses of $1.0 million that were expensed in connection with the Company’s proposed initial public offering due to market uncertainty.  In November 2007, the Company reached a settlement with investors who agreed to waive all penalties due in exchange for warrants or cash payments. The Company settled the liquidated damages in the third quarter of the year ended June 30, 2008. Upon settlement, the Company reversed the accrual and recognized a net liquidated damages gain of $0.2 million for the nine months ended March 31, 2008. The Company had no such gain during the nine months ended March 31, 2009.

Financial Condition

As of March 31, 2009, the Company had cash and cash equivalents of $21.1 million and working capital of approximately $68.0 million. Total shareholders’ equity as of March 31, 2009 was $120.2 million compared to $93.8 million as of June 30, 2008. For the nine months ended March 31, 2009, the Company generated $20.0 million of net cash from operating activities, primarily from net income.

Capital expenditures totaled $16.1 million for the nine months ended March 31, 2009, primarily due to equipment acquisition, purchase prepayments and expenses related to the launching of the Company’s new post-press products, namely the cold-set corrugated printing press. For the nine months ended March 31, 2009, the Company expended $4.8 million to purchase new manufacturing equipment for the future production of cold-set corrugated printing presses, which the Company anticipates to commercially produce and sell by the end of 2010.

Business Outlook

The Company continues to focus its marketing and research and development efforts on its higher-end product offerings, such as new models in the multicolor press product category. The Company believes that by focusing on higher-end and more technologically advanced products, it is able to improve its margins over time and strengthen its position in the offset printing equipment market in China.

The Company continues to upgrade its production facilities to automate its production processes by utilizing more advanced manufacturing equipment. These upgrades reduce the need for manual labor and help to reduce raw material waste. The Company expects these production upgrades will reduce production costs.

Duoyuan’s plans to enter the post-press business are progressing, with the Company in negotiation to acquire certain technology needed to manufacture cold-set corrugated printing presses. Subject to the acquisition of this technology, the Company plans to build a new factory at its Langfang manufacturing facility to produce cold-set corrugated printing presses.

About Asian Financial, Inc.

Asian Financial, Inc., through its wholly owned subsidiaries, is engaged in the business of manufacturing commercial offset printing presses in China. Asian Financial, Inc. combines technical innovation and precision engineering to offer a broad range of printing equipment and solutions. Asian Financial, Inc. has manufacturing and research and development facilities in Langfang, Hebei Province and Shaoyang, Hunan Province in addition to a distribution and service network that operates in over 65 cities in China. Headquartered in Beijing, Asian Financial, Inc. is one of the largest non-government owned offset printing equipment providers in China.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Generally, the words "believe," "anticipate," "may," "will," "should," "expect," "intend," "estimate," “predict,” "continue," and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements which include, but are not limited to, statements concerning the expectations of the Company and its directors and officers regarding its working capital requirements, financing requirements, business prospects, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Such statements are subject to certain risks and uncertainties, including the matters set forth in its Annual Report on Form 10-K for the year ended June 30, 2008, the Company’s Form 10-Q for the most recent quarter and other periodic reports or documents the Company files with the Securities and Exchange Commission from time to time, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements which speak only as of the date hereof. The Company does not ordinarily make projections of its future operating results and undertakes no obligation (and expressly disclaims any obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, the forward-looking statements in this press release involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from those expressed in or implied by the forward-looking statements contained herein.

FINANCIAL TABLES TO FOLLOW:

ASIAN FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED MARCH 31, 2009 AND 2008
(Unaudited)

	Three months ended		Nine months ended
	March 31		March 31
	2009	2008	2009	2008
REVENUES	$17,411,937	$16,022,248	$80,428,651	$64,111,868
COST OF REVENUES	8,354,157	7,835,407	37,293,982	31,236,331
GROSS PROFIT	9,057,780	8,186,841	43,134,669	32,875,537
RESEARCH AND DEVELOPMENT EXPENSES	285,994	224,637	1,470,595	558,242
SELLING EXPENSES	1,475,783	1,411,360	6,974,735	5,967,069
GENERAL AND ADMINISTRATIVE EXPENSES	1,056,541	1,272,265	3,332,876	3,324,609
INCOME FROM OPERATIONS	6,239,462	5,278,579	31,356,463	23,025,617
LIQUIDATED DAMAGES, net of settlement	-	941,968	-	235,492
CHANGE IN FAIR VALUE OF DERIVATIVE INSTRUMENTS	30,271	88,284	194,347	88,284
OTHER INCOME (EXPENSE):
Non-operating expenses	-	-	(956,936)	-
Interest expense and other charges	(210,648)	(226,343)	(637,387)	(652,193)
Interest income and other income	104,309	20,583	173,496	53,508
Other expense, net	(106,339)	(205,760)	(1,420,827)	(598,685)
INCOME BEFORE MINORITY INTEREST AND
PROVISION FOR INCOME TAXES	6,163,394	6,103,071	30,129,983	22,750,708
MINORITY INTEREST	71,652	50,432	350,375	296,718
INCOME BEFORE PROVISION FOR INCOME TAXES	6,091,742	6,052,639	29,779,608	22,453,990
PROVISION FOR INCOME TAXES	1,180,761	821,501	3,711,891	2,024,946
NET INCOME	4,910,981	5,231,138	26,067,717	20,429,044
OTHER COMPREHENSIVE INCOME
Foreign currency translation gain (loss)	(226,770)	3,266,563	337,967	6,253,801
COMPREHENSIVE INCOME	$4,684,211	$8,497,701	$26,405,684	$26,682,845
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES	25,000,050	25,000,050	25,000,050	25,000,050
BASIC AND DILUTED EARNINGS PER SHARE	$0.20	$0.21	$1.04	$0.82

ASIAN FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2009 AND JUNE 30, 2008
ASSETS

	March 31,	June 30,
	2009	2008
	(Unaudited)
CURRENT ASSETS:
Cash	$21,092,243	$14,199,700
Accounts receivable, net of allowance for doubtful accounts of $1,183,173
and $1,178,328 as of March 31, 2009 and June 30, 2008, respectively	36,328,804	33,184,833
Inventories	28,922,427	23,950,551
Other receivables	30,091	20,834
Deferred expense	73,903	661,250
Total current assets	86,447,468	72,017,168
PLANT AND EQUIPMENT, net	37,703,701	34,130,651
OTHER ASSETS:
Intangible assets, net	3,959,506	4,003,128
Advances on equipment purchases	13,330,768	2,753,610
Total other assets	17,290,274	6,756,738
Total assets	$141,441,443	$112,904,557
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Lines of credit	$14,357,000	$11,380,200
Accounts payable	768,617	1,489,255
Accrued liabilities	2,007,405	1,858,112
Taxes payable	1,267,269	1,702,986
Total current liabilities	18,400,291	16,430,553
DERIVATIVE INSTRUMENT LIABILITIES	1,180,477	1,374,824
MINORITY INTEREST	1,648,654	1,292,843
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock; $0.001 par value; 1,000,000 shares authorized;
no shares issued and outstanding as of March 31, 2009 and June 30, 2008	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized;
25,000,050 shares issued and outstanding as of March 31, 2009
and June 30, 2008	25,000	25,000
Additional paid-in capital	27,263,040	27,263,040
Statutory reserves	10,377,704	6,000,090
Retained earnings	71,748,279	50,058,176
Accumulated other comprehensive income	10,797,998	10,460,031
Total shareholders’ equity	120,212,021	93,806,337
Total liabilities and shareholders’ equity	$141,441,443	$112,904,557

ASIAN FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 2009 AND 2008
(Unaudited)

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$26,067,717	$20,429,044
Adjustments to reconcile net income to net cash
provided by operating activities:
Minority interest	350,375	296,718
Depreciation	2,095,986	1,615,845
Amortization	60,065	55,632
Bad debt expense	-	231,400
Change in fair value of derivative instruments	(194,347)	(88,284)
Liquidated damages penalty	-	706,476
Gain from settlement of liquidated damages	-	(941,968)
Transaction gain	(84,358)	-
Write-off of deferred expenses	587,347	-
Changes in operating assets and liabilities
Accounts receivable	(3,006,474)	(6,159,997)
Inventories	(4,870,619)	(1,957,350)
Other receivables	(9,168)	55,922
Other assets	-	41,601
Accounts payable	(726,516)	(1,344,337)
Accrued liabilities	144,756	(392,632)
Taxes payable	(442,570)	586,967
Net cash provided by operating activities	19,972,194	13,135,037
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(5,270,119)	(4,244,118)
Advances on equipment purchases	(10,562,227)	(1,234,533)
Payments for capitalized interest	(257,388)	-
Payments for construction-in-progress	-	(1,904,386)
Net cash used in investing activities	(16,089,734)	(7,383,037)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lines of credit	14,352,100	13,091,820
Principal payments for lines of credit	(11,423,100)	(13,091,820)
Payments to settle liquidated damages	-	(436,000)
Restricted cash	-	2,097,490
Net cash provided by financing activities	2,929,000	1,661,490
EFFECT OF EXCHANGE RATE CHANGES ON CASH	81,083	1,000,347
INCREASE IN CASH	6,892,543	8,413,837
CASH, beginning of period	14,199,700	7,816,361
CASH, end of period	$21,092,243	$16,230,198

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